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                                                                  Exhibit (a)(5)


                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                       OF

                          JLK DIRECT DISTRIBUTION INC.
                                       AT

                              $8.75 NET PER SHARE

         THIS OFFER AND YOUR RIGHT TO WITHDRAW YOUR SHARES WILL EXPIRE
                        AT 12:00 MIDNIGHT, EASTERN TIME,
               ON OCTOBER 31, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                 October 3, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated October 3, 2000 and the related Letter of Transmittal in connection with the offer by JLK Direct Distribution Inc., a Pennsylvania corporation ("JLK"), pursuant to the merger agreement (the "Merger Agreement") with Kennametal Inc. and Pegasus Acquisition Corporation, a wholly owned subsidiary of Kennametal, to purchase all of the outstanding shares of its Class A Common Stock, par value $0.01 per share (the "Shares"), at a purchase price of $8.75 net per Share, to the selling shareowners in cash, without interest thereon (the "Offer Price"), on the terms and subject to the conditions set forth in the Offer to Purchase dated October 3, 2000 (the "Offer to Purchase"), and in the enclosed Letter of Transmittal (the "Letter of Transmittal", which, together with the Offer to Purchase, each as amended or supplemented from time to time, together constitute the "Offer"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The Offer Price is $8.75 per Share, net to you in cash without interest.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of JLK (the "JLK Board"), based upon the unanimous recommendation of an independent special committee of the Board, has unanimously approved the Offer, the Merger (as defined in the Offer to Purchase) and the Merger Agreement, and has unanimously determined that the Offer and the Merger are in the best interests of JLK and fair to the public shareowners, and unanimously recommends that you accept the Offer, and tender your Shares pursuant to the Offer.

          4. The Offer and your right to withdraw your shares will expire at 12:00 midnight, Eastern time, on October 31, 2000, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a majority of all of JLK's then outstanding shares of Class A Common Stock. This condition may only be waived by JLK with the consent of Kennametal; however, JLK will waive this condition if Kennametal and Pegasus waive one of the conditions to their obligation to consummate the merger, which is that JLK purchase at least 50% of its outstanding shares of Class A Common Stock in the Offer. The Offer is also subject to other conditions set forth in the Offer to Purchase.
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          6. You will not be responsible for any stock transfer taxes applicable to the purchase of Shares in the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal. However, if the Substitute Form W-9 that is included in the Letter of Transmittal is not completed and signed, you may be subject to a required backup federal income tax withholding of 31% of the gross proceeds payable to you.

     Except as disclosed in the Offer to Purchase, JLK is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the opposite side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the opposite side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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                                  INSTRUCTIONS
                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                       OF
                          JLK DIRECT DISTRIBUTION INC.

     The undersigned acknowledge(s) receipt of the letter above and the enclosed Offer to Purchase dated October 3, 2000, and the related Letter of Transmittal relating to the Offer by JLK Direct Distribution Inc., a Pennsylvania corporation, to purchase shares of its Class A Common Stock, par value $0.01 per share (the "Shares"), at a purchase price of $8.75 net per Share, to the selling shareowner in cash without interest thereon, upon terms and subject to the conditions set forth in the Offer to Purchase.

     This instructs you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

Number of Shares to be Tendered:

----------------------------------------------------- Shares

Account Number
-----------------------------------------

Dated
---------------------------------------------- , 2000
SIGN HERE

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Signature(s)

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Print Name(s)

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Address(es)

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Telephone Number

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Tax ID or Social Security Number

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